UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 31, 2007
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On December 31, 2007, BCSIVA Inc., a wholly-owned subsidiary of Cincinnati Bell Inc. (the “Company”), entered into an Asset Purchase Agreement whereby it purchased substantially all the assets and customers of GramTel USA, Inc. (“GramTel”), a wholly-owned subsidiary of Jordan Industries Inc. GramTel provides data center collocation, hosting, and associated services in the Chicago, IL, South Bend, IN, Ann Arbor and Grand Rapids, MI metropolitan areas. The purchase of the GramTel operations is intended to complement the Company’s data center and competitive local exchange strategies. The purchase price for the GramTel operations was $19.9 million, subject to adjustment as set forth in the Asset Purchase Agreement.
Item 7.01 Regulation FD Disclosure.
     On January 7, 2008, the Company issued a press release announcing the entry into the Purchase Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Further, the description of the Purchase Agreement set forth under Item 1.01 is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

99.1	Press Release dated January 7, 2008 entitled “Cincinnati Bell Inc. Acquires GramTel USA, Inc.”

Form 8-K	Cincinnati Bell Inc.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel & Secretary

Date: January 7, 2008

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release dated January 7, 2008 entitled “Cincinnati Bell Inc. Acquires GramTel USA, Inc.”